U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2003

Date of Report (date of earliest event reported)

Hythiam, Inc.

Exact name of Registrant as Specified in its Charter

Delaware	333-58246	88-0464853
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

11111 Santa Monica Boulevard, Suite 550 Los Angeles, California 90025

Address of Principal Executive Offices, Including Zip Code

(310) 268-0011

Registrant’s Telephone Number, Including Area Code

Alaska Freightways, Inc.

Former Name

300 East 54th Avenue, Suite 200, Anchorage, Alaska 99578

Former Address

ITEM 1.   CHANGE IN CONTROL OF REGISTRANT.

On September 29, 2003, Alaska Freightways, Inc., a Nevada corporation (“Alaska”) entered into an Agreement and Plan of Merger with its newly-formed, wholly-owned subsidiary Hythiam Acquisition Corp., a New York corporation (“Merger Sub”) and Hythiam, Inc., a New York corporation (“Hythiam NY”), pursuant to which the Merger Sub merged with and into Hythiam NY (the “Merger”).  On that same date, a Certificate of Merger was filed with the New York Secretary of State, thus effectuating the Merger.

As a result of the Merger, (i) Hythiam NY became a wholly-owned subsidiary of Alaska, (ii) Alaska issued to the stockholders of Hythiam NY an aggregate of approximately 22,963,000 shares of Alaska common stock, (iii) the stockholders of Hythiam NY now own approximately 95% of the shares of Alaska’s outstanding common stock, (iv) all directors of Alaska resigned and the seven members of Hythiam NY’s board of directors were appointed as directors of Alaska, and (v) the officers of Hythiam NY became the officers of Alaska.

The following persons were appointed directors of Alaska:  Terren S. Peizer, 44, Chairman of the Board and Chief Executive Officer, Anthony M. LaMacchia, 49, Chief Operating Officer, Hervé de Kergrohen, M.D., 46, partner with venture capital firm CDC Ixis Innovation, Leslie F. Bell, Esq., 63, Co-Chairman and Co-Chief Executive Officer of Tractus Medical, Inc., Richard A. Anderson, 33, Chief Financial Officer of biotechnology company Clearant, Inc., Ivan M. Lieberburg, Ph.D., M.D., 54, Executive Vice President, Chief Scientific and Medical Officer at Elan Company, plc, and Juan José Legarda Ibañez, Ph.D., 45, principal of CITA S.L.

Hythiam NY is a development stage company incorporated on February 13, 2003.  The company was formed to acquire, develop and market proprietary treatment protocols for alcohol, cocaine and other drug addictions.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On September 29, 2003, immediately prior to the Merger, Alaska entered into an Asset Purchase Agreement (“Purchase Agreement”) with three of its officers, directors and majority shareholders, pursuant to which Alaska sold substantially all of its assets in exchange for the purchasers’ assumption of all outstanding liabilities and cancellation of 3,010,000 shares of their Alaska common stock.  As a result, prior to the Merger, Alaska had substantially no assets, liabilities or operations.

Since Hythiam NY was the sole operating company at the merger date, the Merger was accounted for as a reverse acquisition.  Accordingly, Alaska’s financial statements now reflect the financial results and operations of Hythiam NY on a carry over basis.

ITEM 4.   CHANGES IN INDEPENDENT ACCOUNTANTS.

On September 29, 2003, Alaska dismissed S. Hawkins Accounting and appointed BDO Seidman, LLP as its independent accountant for the year ended December 31, 2003.  S. Hawkins Accounting had previously issued Independent Auditor’s Reports on Alaska.  The former accountant’s reports for the two years ended December 31, 2002 have not been modified or qualified, and there have been no disagreements with the former accountant during the past two most recent fiscal years or interim periods.  The decision to change accountants was recommended and approved by Alaska’s Board to retain the independent accountant of Hythiam NY.  There were no previous discussions with the newly engaged accountants regarding any certain matters or accounting issues.

ITEM 5.   OTHER EVENTS.

A.            Forward Stock Split.

Effective September 29, 2003, immediately prior to the Merger, Alaska’s outstanding shares were split 2.007 for one.  As a result, the approximately 558,033 shares outstanding after consummation of the Purchase Agreement became approximately 1,119,973 outstanding shares post split.

B.            2003 Stock Incentive Plan.

On September 29, 2003, immediately following the Merger, Alaska’s board of directors adopted, and a majority of Alaska’s stockholders approved, a 2003 Stock Incentive Plan, with 5,000,000 shares of common stock reserved for issuance thereunder.  Options to purchase approximately 3,970,000 shares have been granted pursuant to the plan.

The purpose of the 2003 Stock Incentive Plan is to provide a means whereby selected employees, officers, directors and consultants of Alaska may be granted incentive stock options or nonqualified stock options to purchase shares of common stock, in order to attract and retain the services or advice of such persons and to provide additional incentive for such persons to exert maximum efforts for the success of Alaska by encouraging stock ownership in the company.

C.            Reincorporation in Delaware.

On September 29, 2003, following the Merger, Alaska’s board of directors and a majority of its stockholders by written consent approved Alaska’s reincorporation as a Delaware corporation, changing the name of Alaska to “Hythiam, Inc.,” and changing the authorized number and par value of shares of stock to 200,000,000 shares of common stock, par value $.0001, and 50,000,000 shares of preferred stock, par value $.0001 (collectively, the “Reincorporation”).  The Reincorporation became effective on September 29, 2003, by merging Alaska (as formerly  incorporated in Nevada) with and into the newly-formed Delaware corporation, Hythiam, Inc. (“Hythiam DE”), and the filing of Certificates of Merger with the Secretaries of State of Delaware and Nevada.  Upon completion of the Merger, Alaska ceased to exist as a corporate entity and Hythiam DE succeeded to the assets and liabilities of Alaska and will continue to operate under the name “Hythiam, Inc.”

As provided by the Agreement and Plan of Merger between Alaska and Hythiam DE, by virtue of the Merger and without any action on the part of any stockholders each outstanding share of Alaska common stock, $0.001 par value per share, was automatically converted into one share of Hythiam DE common stock, $0.0001 par value per share, at the time the Merger became effective.  Each stock certificate representing issued and outstanding shares of Alaska  common stock continues to represent the same number of shares of Hythiam DE common stock.  All outstanding and unexercised warrants, options and other rights to purchase Alaska common stock became option or rights to purchase Hythiam DE common stock on one-for-one basis, on the same terms, conditions and exercise price per share.

Alaska common stock was listed for trading on the OTC Bulletin Board under the symbol “AKFW”.  As a result of the Reincorporation, Hythiam DE’s common stock will be deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of Rule 12g-3 thereunder.  Following the Reincorporation, the company anticipates that Hythiam DE common stock will be listed for trading on the OTC Bulletin Board under CUSIP number 44919F 10 4 and a new trading symbol that has not yet been assigned.

The rights of stockholders and the corporate affairs of Hythiam DE will be governed by the Delaware General Corporation Law and the certificate of incorporation and by-laws of Hythiam DE, instead of the Nevada Revised Statutes (which will apply only to stockholders who duly exercise their dissenter’s rights) and the articles of incorporation and by-laws of Alaska.

As a result of the Reincorporation, the new directors of Alaska became the directors of Hythiam DE.  No change in the corporate board members, business, management, fiscal year, assets, liabilities, stock option plan or location of principal facilities occurred as a result of the Reincorporation.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)           FINANCIAL INFORMATION OF REGISTRANT.  The following financial statements for Hythiam NY (Hythiam DE, following the Merger and the Reincorporation) as of June 30, 2003, and for the period from inception, February 13, 2003 to June 30, 2003 are filed herewith:

Independent Auditors’ Report

The Board of Directors

Hythiam, Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Hythiam, Inc. (A Development Stage Company) as of June 30, 2003 and the related statement of operations, stockholders’ deficit and cash flows for the period from February 13, 2003 (inception) through June 30, 2003.  The financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hythiam, Inc. (A Development Stage Company) as of June 30, 2003 and the results of its operations and their cash flows for the period from February 13, 2003 (inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

September 26, 2003

Los Angeles, California

Hythiam, Inc.

(A Development Stage Company)

Balance Sheet

June 30,	2003

Assets

Long-term assets
Intellectual property	$69,196
Other assets	10,300

Total assets	$79,496

Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable	$224,134
Accrued liabilities	56,512

Total current liabilities	280,646

Stockholders’ deficit
Common shares, $.001 par value; 30,000,000 shares authorized, and 13,740,000 outstanding	1,374
Stock subscription receivable	(1,374)
Deficit accumulated during the development stage	(201,150)

Total stockholders’ deficit	(201,150)

Total liabilities and stockholders’ deficit	$79,496

See accompanying notes to financial statements.

Statement of Operations

Period from February 13, 2003 (Inception) through June 30, 2003

Revenues	$—

Operating expenses
Employee costs and benefits	63,212
Professional fees	107,972
Other general and administrative	29,966

Total operating expenses	201,150

Loss before provision for income taxes	(201,150)

Provision for income taxes	—

Net loss	$(201,150)

Basic and diluted loss per share	$(.01)

Weighted average shares outstanding	13,740,000

See accompanying notes to financial statements.

Statement of Stockholders’ Deficit
Period from February 13, 2003 (Inception) through June 30, 2003

			Deficit Accumulated During the Development Stage	Subscription Receivable	Total Deficit
	Common Stock
	Shares	Amount $(.001 Par Value)

Opening balance, February 13, 2002	—	$—	$—	$—	$—

Issuance of common stock	13,740,000	1,374	—	(1,374)	—

Net loss	—	—	(201,150)	—	(201,150)

Balance, June 30, 2003	13,740,000	$1,374	$(201,150)	$(1,374)	$(201,150)

See accompanying notes to financial statements.

Statement of Cash Flows

Period from February 13, 2003 (Inception) through June 30, 2003

Cash flows from operating activities
Net loss	$(201,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accounts payable and accrued liabilities	280,646

Net cash provided by operating activities	79,496

Cash flows from investing activities
Deferred intellectual property costs	(69,196)
Other assets	(10,300)

Net cash used in investing activities	(79,496)

Net increase in cash	—

Cash, at beginning of period	—

Cash, at end of period	$—

Supplemental disclosure of non-cash activity
Issuance of common stock for stock subscription receivable	$1,374

See accompanying notes to financial statements.

Hythiam, Inc.
(A Development Stage Company)

Notes to Financial Statements

1.	Company History

Hythiam, Inc. (“Hythiam” or the “Company”), a development stage company, was formed and incorporated in New York on February 13, 2003, by Reserva, LLC, a non operating company wholly owned by the Company’s chief executive officer.  The Company was formed to research, develop and commercialize innovative treatment regimens for alcohol and drug addiction and other neurological disorders.  The Company is considered a development stage company since planned principal operations have not yet commenced.  The Company is directing most of its efforts to establishing the new business, including capital raising activities and development of markets for its treatment regimens.

In March 2003, the Company entered into a Technology Purchase and Royalty Agreement (the “Technology Agreement”) with CITA S.L., a Spanish corporation (“CITA SL”) owned and controlled by a member of the Company’s Board of Directors, to acquire, on an exclusive basis, all of CITA SL’s rights, title and interest to use and or sell the products and services and license the intellectual property owned by CITA SL with respect to an alcohol and cocaine addiction and neuro-restoration detoxification process on a worldwide basis except for countries that are members of the European Patent Association (subsequently amended to include all countries except Spain.  See “Subsequent Events”).  The Company has granted CITA SL a security interest in the intellectual property to secure the payments and performance obligations under the Technology Agreement.  As consideration for the intellectual property acquired, the Company agreed to issue to CITA SL shares of its common stock plus stock options, the number of each to be determined at the completion of the Company’s first equity financing.  Based on the Company’s first equity financing in excess of a minimum of $10,000,000, CITA SL will receive approximately 836,000 shares of restricted common stock valued at $2,090,000 plus stock options to purchase an additional 372,000 shares at an exercise price of $2.50 per share, valued at approximately $134,000 based on the Black Scholes valuation model.

CITA SL also has the right to require the Company to repurchase the common shares at a price equal to fair market value if the Company has not completed an initial public offering or a reverse merger with a public company (“Merger”) within three years.

The total cost of the assets acquired will be reflected in long-term assets as intellectual property when the equity transaction is completed.  Amortization will be on a straight-line basis over the remaining 18 year life of the patents acquired, commencing once the Company begins providing services to patients.  In addition to the purchase price for the above intellectual property, Hythiam agreed to pay a royalty fee to CITA SL equal to three percent (3%) of gross sales of the alcohol and cocaine detoxification processes the Company performs using the acquired intellectual property for so long as the Company (or any licensee) uses the acquired intellectual property.  These fees will be reflected in expense during the periods incurred as a cost of revenues.

Under the Technology Agreement, the Company is obligated to allocate each year a minimum of 50% of the funds it expends on sales, marketing, research and development on such activities relating to the use of the intellectual property acquired.  If the Company does not expend at least the requisite percentage on such activities, the Company may terminate the CITA SL reversion rights by making an additional payment of an amount which, taken together with previously paid royalties and additional payments, would aggregate $1,000,000.

The financial statements and operations through June 30, 2003 do not reflect revenue or significant operational activity, as the Company did not begin operations until subsequent to June 30, 2003.

2.	Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of expenses.  Actual results could differ from those estimates.

Intellectual Property and Other Intangibles

Intellectual Property consists primarily of certain technology, patents pending, know-how and related intangible assets with respect to alcohol, cocaine and opiate addiction and neuro-restoration detoxification processes.  These assets will be amortized on a straight-line basis over the remaining life of the respective patents, which range from eleven to eighteen years.  Such amortization will begin effective with the commencement of recognizing revenues.

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), long-lived assets such as intangibles subject to amortization are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.

Fair Value of Financial Instruments and Concentration of Credit Risk

The carrying amount reported in the balance sheet for accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

Recognition of Revenues

The Company’s services will be provided to licensed healthcare providers on a fee for service basis for individual patients.  In addition, the Company may enter into contractual agreements with major private and public hospitals situated near major U.S. addiction treatment markets.  Recognition of all such fees into revenue will be based on dates the services are performed.  In addition to the provision of services, the Company may derive revenue from licensing its technology to various hospitals and other institutions.  Through June 30, 2003, the Company had derived no revenues from the sale of its services.

Income Taxes

The Company accounts for income taxes pursuant to SFAS 109, “Accounting for Income Taxes,” which uses the liability method to calculate defined income taxes.  To date, the Company has not recorded any income tax liability due to its losses.  Also, no income tax benefit has been recorded due to the uncertainty of its realization.

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128, “Computation of Earnings Per Share,” basic earnings (loss) per share is computed by dividing the net earnings (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per share is computed by dividing the net earnings (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period.

Common equivalent shares, consisting of incremental common shares issuable upon the exercise of stock options and warrants are excluded from the diluted earnings per share calculation if their effect is anti-dilutive.

A summary of the shares used to compute net loss per share is as follows:

Period from February 13, 2003 (Inception) through June 30, 2003

Weighted average common shares used to compute basic net loss per share	13,740,000
Effect of dilutive securities	—

Weighted average common shares used to compute diluted net loss per share	13,740,000

For the period ended June 30, 2003, there were no stock options or warrants outstanding.  The common shares reflected above have been retroactively restated for the stock split of 100 to 1 declared on July 1, 2003.  Loss per share for the five month period ended June 30, 2003 has been computed using the number of shares adjusted for the 100 to 1 stock split.

Stock Options and Warrants

The Company accounts for the issuance of employee stock options using the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”).  The Company accounts for the issuance of warrants in accordance with SFAS 123, “Accounting for Stock-Based Compensation, by estimating the fair value of warrants issued based on the Black-Scholes model.  This model’s calculations include the warrant exercise price, the market price of shares on grant date, the weighted average information for risk free interest, expected life of warrant, expected volatility of the Company’s stock and expected dividends.

If fully vested warrants are issued as compensation for services, the estimated value is set up as equity when vested and nonforfeitable and expensed when the services are performed and benefit is received as provided by Financial Accounting Standards Board Emerging Issues Task Force No. 96-18 (“EITF 96-18”).  If the warrants are issued for consideration in an acquisition, the value of the warrants are included in equity at the time of issuance and included in the purchase price to be allocated.

There were no stock options or warrants outstanding as of June 30, 2003.

Recent Accounting Pronouncements

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”.  SFAS 148 amends SFAS 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition to SFAS 123’s fair value method of accounting for stock-based employee compensation.  It also amends and expands the disclosure provisions of APB 28, “Interim Financial Reporting,” to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements.  While SFAS 148 does not require companies to account for employee stock options using the fair-value method, the disclosure provisions apply to all companies for fiscal years ending after December 15, 2002 regardless of whether they account for intrinsic value method of APB 25.  The Company has elected to use the instrinsic value method under APB 25 to account for stock options issued to employees and will incorporate the expanded disclosures under SFAS 148 into its Notes to the Financial Statements.

In June 2003, the FASB issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”.  SFAS 150 requires certain instruments, including mandatorily redeemable shares, to be classified as liabilities, not as part of shareholders’ equity or redeemable equity.  For instruments that are entered into or modified after May 31, 2003, SFAS 150 is effective immediately upon entering the transaction or modifying terms. For other instruments covered by SFAS 150 that were entered into before June 1, 2003, Statement 150 is effective for the first interim period beginning after June 15, 2003.  The Company does not expect implementation of SFAS 150 to have a material effect on the Company’s financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities (“FIN 46”).  The primary objectives of FIN 46 are to provide guidance on the identification and consolidation of variable interest entities.  Variable interest entities are entities that are controlled by means other than voting rights.  The guidance applies to variable interest entities created after January 31, 2003.  The Company holds no interest in variable interest entities.

3.	Related Party Transactions

As of June 30, 2003, the Company had $10,581 payable to Reserva, LLC for costs that Reserva, LLC incurred on behalf of the Company and approximately $21,500 payable to an officer of the Company for expense reimbursement.

4.	Subsequent Events

A.    Equity Financing

Through September 26, 2003, the Company raised approximately $17,500,000 in proceeds from private investors and plans to raise between $20,000,000 and $21,000,000 in total proceeds through a private placement offering (“Offering”).  The Company raised approximately $4,000,000 of these proceeds through the issuance of approximately 1,600,000 shares of convertible preferred stock at a price of $2.50 per share, plus warrants for approximately 320,000 shares of common stock at an exercise price of $2.50 per share.  The warrants have a fair market value using the Black-Scholes pricing model of $109,000, which will be reflected as a beneficial conversion feature in the financial statements.  The preferred stock is entitled to 4% annual noncumulative dividends if and when declared by the Board of Directors, and is convertible into restricted shares of common stock on a 1 to 1 basis, with mandatory conversion upon the effective date of a Merger.  The warrants expire from three to five years after issuance or 45 days from the date a registration statement covering the shares of the Company following a Merger is first declared effective by the Securities and Exchange Commission, whichever is earlier.  The Company also agreed to issue 40,000 shares of common stock and 15,000 warrants at a price of $2.50 per share to financial consultants for services rendered in connection with the Offering. The warrants expire five years after issuance and have a fair market value of $5,400 using the Black-Scholes pricing model. The remaining proceeds from the Offering, pending completion of a Merger, will be invested in the purchase of restricted shares of the Company’s common stock at a price of $2.50 per share.

In connection with the Offering, the Company has agreed to pay commissions to registered broker-dealers aggregating an estimated $350,000 to $450,000 in cash, 100,000 shares of common stock at a price of $2.50 per share and 200,000 to 300,000 warrants for the purchase of common stock at exercise prices of $2.50 to $3.00 per share.  The warrants expire from three to four years from date of issue.

Offering proceeds, except for the monies raised through the issuance of convertible preferred stock and the related warrants are to be held in a segregated account not available to the Company until the Merger has been consummated.

B.    Acquisition of Intellectual Property

On August 20, 2003, the Company acquired a patent for the treatment of opiate addiction from Reserva, LLC through a foreclosure sale in satisfaction of debt owed to Reserva by CITA Biomedical, Inc. (“CITA Bio”).  CITA Bio is not related to CITA SL.  The Company paid approximately $314,000 in cash and agreed to issue 360,000 shares of its common stock to CITA Bio at a future date conditional upon the occurrence of certain events, including the registration of the Company’s shares to be issued and a full release of claims by all of CITA Bio creditors.  The total cash consideration plus the value of the stock, if and when issued, will be reflected in other assets as intellectual property and amortized over the remaining 11 year life of the patent.

On September 26, 2003, the Company and CITA SL signed an amendment to the Technology Purchase agreement expanding the Company’s territory to a worldwide exclusive right (except Spain) to the use of the acquired intellectual property for alcohol and cocaine treatment.  In consideration for the expanded rights, the Company agreed to grant to CITA SL options to acquire 160,000 shares of common stock at $2.50 per share, exercisable at any time up to 5 years from the date of the Merger.  The options have a fair market value of approximately $58,000 based on the Black-Scholes pricing model, which will be reflected in long-term assets as intellectual property acquired when the options are granted. The Company also agreed to pay to CITA SL an additional $3,000,000 in cash or stock, if both (i) the Company’s fair market value of its stock does not exceed an average of approximately $7.14 per share during any consecutive 30 day period during the first 18 months from the date of the Merger and (ii) the Company fails to develop a European expansion plan and does not have at least one facility in the European market utilizing the acquired treatment technology within 18 months from the date of the Merger.  This contingent payment will not be reflected in the financial statements as a liability since management believes that the satisfaction of one of the two conditions is within management’s control.

C.    Merger of Hythiam, Alaska Freightways, Inc. and its Subsidiary, Hythiam Acquisition Corp.

On September 4, 2003 the Company signed a non-binding letter of intent to merge with Hythiam Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Alaska Freightways, Inc. (“Alaska”) in a reverse merger transaction (“the Merger”).  Alaska’s stock is listed on the Over-the-Counter Bulletin Board. As a result of the Merger and a subsequent reincorporation, Hythiam will be the surviving reporting company and Alaska will be renamed Hythiam, Inc.  Alaska was incorporated in the state of Nevada on June 01, 2000 and provides transportation and freight brokerage services. In September 2003, Alaska created Merger Sub for the purposes of merging with Hythiam.  Immediately prior to the Merger, Alaska has agreed to sell all of its assets and liabilities to certain shareholders of Alaska through the cancellation of 3,010,000 of its 3,568,033 shares outstanding.  As a result, on the merger date, Alaska and Merger Sub will have no assets, liabilities or operations.  Effective September 29, 2003 Alaska’s remaining outstanding shares of 558,033 will be split to 1,119,973 outstanding shares.  The merger of Hythiam and Merger Sub will be effected through the exchange of all of Hythiam’s outstanding common stock for restricted shares of Alaska’s common stock.  Since Hythiam will be the sole operating company at the merger date, the Merger will be accounted for as a reverse acquisition and Hythiam will be deemed the acquirer for accounting purposes.  The stockholders of Alaska prior to the Merger will own approximately 4.5% of the outstanding shares upon completion of the Merger.

D.    Lease Commitments

On July 30, 2003, the Company entered into a month-to-month office lease agreement for its corporate offices in Los Angeles, California.  The monthly rent is approximately $14,000.  In September 2003, the Company signed a new office lease agreement for its corporate offices with the same landlord.  The term of the lease is seven years beginning on the lease commencement date, which is estimated to be December 1, 2003, with a right to extend the lease for an additional five years.  As a condition to signing the lease, the Company secured a $350,000 letter of credit for the landlord as a form of security deposit.  The letter of credit is collateralized by the Company’s cash. In accordance with the new lease terms, payment of the monthly rent on the previous lease, since its inception, will be waived by the landlord.

Future minimum lease payments on the non-cancelable lease is as follows:

Period ending December 31,	Base Rental Payments

2003	$32,598
2004	392,245
2005	405,073
2006	417,900
2007	430,718
Thereafter	1,329,050

Total	$3,007,584

The Company incurred no rent expense for the period from February 13, 2003 through June 30, 2003.

E.     Stock, Stock Options and Warrants

Common Stock

On July 2, 2003, the Company effected a stock split of 100 to 1, thereby increasing its shares outstanding from 13,740 to 13,740,000.  These shares are wholly owned by Reserva, LLC.  The accompanying financial statements and loss per share have been adjusted retroactively to reflect the stock split.

Preferred Stock In July 2003, 15,000,000 shares of preferred stock were authorized.

2003 Stock Incentive Plan

In September 2003, the Company established the 2003 Stock Incentive Plan (the “2003 Plan”) subject to approval by the Board of Directors and stockholders. The total number of shares of common stock subject to options under the 2003 Plan is 5,000,000 and will be subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions as described in the plan. Options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors. The options will expire in 10 years from date of grant.  The Company has elected to use the intrinsic value method under APB No. 25 in accounting for its employee stock options.

Warrants

On the merger date with Alaska, the Company plans to issue 80,000 warrants to a management advisor for investment relation services to be performed over a one year period. The warrants, which expire in five years, will be exercisable immediately upon issuance at a purchase price of $2.50 per share, and have an estimated value of approximately $29,000 based on the Black Scholes pricing model.

Option Grants

The Company plans to issue approximately 4,000,000 stock options at $2.50 to $2.75 per share to management, employees, consultants and Directors upon consummation of the merger with Alaska, subject to approval by the Board of Directors. Options for 275,000 shares to be granted to consultants have an estimated value of approximately $99,000 based on the Black-Scholes pricing model and will be charged to expense as services are provided.

(b)           PRO FORMA FINANCIAL INFORMATION.  The following unaudited pro forma financial statements are derived from the audited June 30, 2003 financial statements of Hythiam and give effect to the Merger between Alaska, Merger Sub and Hythiam on September 29, 2003.  In addition, the pro forma financials reflect other significant events occurring or expected to occur subsequent to June 30, 2003.  These events include 1) the issuance of 8,247,000 shares of Hythiam restricted common stock for gross proceeds of approximately $20,617,500, 2) the acquisition of patented technology for the treatment of opiate drug addiction for approximately $314,000 in cash, and 3) the issuance of 836,000 shares of Hythiam restricted common stock for the acquisition of patent pending technology for the treatment of alcohol and cocaine addition.  The unaudited pro forma balance sheet as of June 30, 2003 and the unaudited pro forma statement of operations for the period ended June 30, 2003 reflect the Merger, equity financing and technology acquisitions as if the transactions had occurred on February 13, 2003, Hythiam’s inception date.  The unaudited pro forma financial statements do not purport to be indicative of the results that would actually have been obtained if these transactions had been in effect on the dates indicated, or that may be obtained in the future.  The unaudited pro forma financial statements should be read in conjunction with the audited June 30, 2003 financial statements of Hythiam, together with the related notes thereto.

Index

Pro Forma Balance Sheet as of June 30, 2003 (Unaudited)

Pro Forma Statement of Operations for the Period from February 13, 2003 (Inception) through June 30, 2003 (Unaudited)

Notes to the Pro Forma Financial Statements (Unaudited)

Hythiam, Inc.

(A Development Stage Company)

Proforma Balance Sheet

June 30, 2003

(Unaudited)

	Balance Sheet	Proforma Adjustments				Proforma Balance Sheet
ASSETS
Current Assets
Cash	$—	$4,190,000	(a)	$(200,000	)(d)	$19,795,460
				(387,500	)(d)
		16,427,500	(d)	(314,391	)(h)
		78,477	(k)
		1,374	(l)
	—	20,697,351		(901,891)		19,795,460
Long-term assets
Intellectual property	69,196	2,089,790	(g)			2,664,673
		133,763	(g)
		314,391	(h)
		57,533	(i)
Other assets	10,300	17,979	(f)			116,825
		88,546	(f)
Total Long-term assets	79,496	2,702,002		—		2,781,498
Total assets	$79,496	$23,399,353		$(901,891)		$22,576,958

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$224,134	$—		$—		224,134
Accrued liabilities	56,512					56,512
Total current liabilities	280,646	—		—		280,646

Stockholders’ equity
Common shares	1,374	1,676	(a)			13,173
		335	(b)
		55	(c)
		6,571	(d)
		219	(e)
		100	(e)
		80	(f)
		275	(f)
		836	(g)
		372	(g)
		160	(i)
		1,120	(j)
Preferred shares	—	1,676	(a)	(1,676	)(a)	—
Paid-in capital	—	4,188,324	(a)	(100,000	)(c)	22,536,409
		109,137	(b)
		99,960	(c)
		5,379	(c)	(5,394	)(c)
		16,420,929	(d)	(387,500	)(d)
				(200,000	)(d)
		20,707	(e)	(20,926	)(e)
		249,900	(e)	(250,000	)(e)
		28,686	(f)
		98,609	(f)
		2,088,954	(g)
		133,391	(g)	(1,120	)(j)
		57,373	(i)
Stock subscription receivable	(1,374)	1,374	(l)			—
Accumulated deficit	(201,150)	78,477	(k)	(109,472	)(b)	(253,270)
				(10,787	)(f)
				(10,338	)(f)
Total stockholders' equity	(201,150)	23,594,675		(1,097,213)		22,296,312
Total liabilities and stockholders' equity	$79,496	$23,594,675		$(1,097,213)		$22,576,958

Hythiam, Inc.

(A Development Stage Company)

Proforma Statement of Operations

For the Period from February 13, 2003 (Inception) through June 30, 2003

(Unaudited)

	Statement of Operations Since Inception through June 30, 2003	Proforma Adjustments		Proforma Statement of Operations

Revenues	$—	$—		$—

Operating expenses
Employee costs and benefits	63,212			63,212
Professional fees	107,972			107,972
Other general and administrative	29,966	10,787	(f)	51,091
		10,338	(f)
Total operating expenses	201,150	21,125		222,275

Loss from operations	(201,150)	(21,125)		(222,275)
Interest income		78,477	(k)	78,477
Provision for income taxes	—			—
Net Loss	$(201,150)	$57,352		$(143,798)

Basic and Diluted Loss per Share	$(0.01)			$(0.01)

Weighted Average Shares Outstanding (m)	13,740,000			24,082,889

Notes to the Pro Forma Financial Statements (Unaudited)

The adjustments included in the unaudited proforma financial statements are based upon currently available information and upon certain assumptions that Hythiam's management believes are reasonable. The proforma adjustments reflect the effect of significant transactions subsequent to June 30, 2003 applied retroactively to the balance sheet and statement of operations as if such transactions had occurred at the beginning of the period.

a)	Bridge financing - issuance of 1,676,000 Series A convertible preferred shares at $2.50 per share. Shares automatically convert into restricted common stock immediately prior to closing of Merger.
b)	335,200 3 to 5-year warrants at $2.50 per share, issued in connection with bridge financing (valued using Black-Scholes model).
c)	40,000 shares of common stock and 15,000 warrants at $2.50 per share, for consulting services related to the Offering.
d)	Proceeds from private placement offering of 6,571,500 common shares at $2.50 per share, offset by related financing costs ($387,500) and legal fees ($200,000).
e)	218,500 warrants and 100,000 shares of common stock for commissions in connection with offering (warrants valued using Black Scholes model).
f)	80,000 5-year warrants and 275,000 options for future consulting services at $2.50 per share, and related amortization (valued using Black-Scholes model).
g)	Common stock issuance of 835,916 shares at $2.50 per share and issuance of 372,000 options (valued using Black Scholes model) for purchase of intellectual property from CITA SL.
h)	Cash paid for patent in foreclosure sale purchase totaling $314,391.
i)	160,000 options for CITA SL technology purchase amendment (valued using Black Scholes model).
j)	Exchange Hythiam common shares with Alaska shareholders (assuming 1,119,973 Alaska public shares outstanding), recorded at par value of $.001 per share.
k)	Interest income at 1% earned on net proceeds from private placement and bridge financing, retroactive to beginning of period.
l)	Proceeds received on common stock subscription receivable.
m)	Weighted average shares outstanding exclude all options and warrants.

FORWARDING-LOOKING STATEMENTS AND RISK FACTORS

The above pro forma financial statements are in substance forward-looking statements, and actual future results may be materially different from what the company expects or projects.  The following factors particularly should be considered, but are not necessarily exhaustive.  Factors other than those set forth below could have a material adverse effect on the company’s business and results of operations.

Regulation by State and Federal Authorities.

The healthcare industry is highly regulated and is undergoing significant change as third-party payors, such as Medicare and Medicaid, traditional indemnity insurers, managed care organizations and other private payors increase efforts to control cost, utilization, and delivery of healthcare services.  The company believes that this industry will continue to be subject to increasing regulation, the scope and effect of which it cannot predict.  Legislation is continuously being proposed or enacted at the federal, state, and local levels to regulate healthcare delivery.  Providers of healthcare services are subject to federal and state laws governing illegal payments for patient referrals for items or services reimbursed by Medicare and Medicaid.  In addition, professionals are subject to varying state laws governing self-referral, and  entities  which acquire professional practices are subject to laws regarding the corporate practice of medicine, and laws and regulations concerning proper billing to third party payors.  Healthcare providers are subject to extensive and complex federal, state and local laws and regulations governing various matters such as the licensing and certification of facilities and personnel, the conduct of operations, billing policies and practices, policies and practices with regard to patient privacy and confidentiality, and prohibitions on payments for the referral of business and self-referrals.  Some or all of these state and federal regulations may apply to the company or the services it intends to provide or may provide in the future.

In addition, the Food and Drug Administration (“FDA”) regulates development, testing, labeling, manufacturing, registration, notification, clearance or approval, marketing, distribution, record-keeping and reporting requirements for human and animal drugs, medical devices and biologics.  Various other federal and state agencies, including the Environmental Protection Agency (“EPA”), and the Occupational Safety and Health Administration (“OSHA”), regulate the processes and/or methods of production of similar products.  Their approval may be required relative to any medical products developed or used by the company.  State regulatory approval may be required for some or all products developed by the company or which may be developed in the future.  Failure to achieve any required approvals will require modification and redesign of the company’s products, or elimination of the product.  Accordingly, the necessity and ability to obtain regulatory approval of the company’s products and services may be a threshold test for the company’s survival.

There can be no assurance that government regulations applicable to the company’s proposed products or the interpretation thereof will not change and thereby prevent the company from marketing some or all of its products for a period of time or permanently.  The company is unable to predict the extent of adverse governmental regulation which might arise from future federal, state or foreign legislative or administrative action.

Compliance and Regulatory Proceedings.

The company may become the subject of regulatory or other investigations or proceedings, and the company’s interpretations of applicable laws and regulations may be challenged.  The defense of any such challenge could result in substantial cost and a diversion of management’s time and attention.  Thus, any such challenge could have a material adverse effect on the company’s business, regardless of whether it ultimately is successful.  If the company fails to comply with any applicable laws, or a determination is made that the company has failed to comply with these laws, the company’s financial condition and results of operations could be adversely affected.  In addition, changes in health care laws or regulations may restrict the company’s operations, limit the expansion of its business or impose additional compliance requirements.

Off-Label Uses of Prescription Drugs.

The company’s procedural medical treatment protocols include the use of prescription drugs for the treatment of chemical dependency and drug addiction, conditions that may not be named in the drugs’ official labeling.  While the FDA generally does not regulate licensed physicians who prescribe approved drugs for non-approved or “off-label” uses in the independent practice of medicine, and the company believes that its promotion of treatment programs which include the use of approved drugs for off-label uses should not violate the Food Drug & Cosmetic Act (“FDC”) or FDA regulations, such laws do prohibit the commercialization of prescription drugs for unapproved uses, and the FDA has broad discretion in interpreting those regulations.  If the FDA determines that the company’s medical treatment protocols constitute labeling or are not sufficiently substantive independent of the prescription drugs they include to constitute a commercialized product, or brings an enforcement action against the company for violating the FDC or FDA regulations, the company’s financial condition and results of operations could be adversely affected.

Fee-Splitting and Corporate Practice of Medicine.

Many states, including California in which the company’s principal executive offices are located, have laws that prohibit business corporations, such as Hythiam DE, from practicing medicine, exercising control over medical judgments or decisions of physicians, or engaging in certain arrangements, such as fee-splitting, with physicians.  Although the company believes that its business will be in compliance with applicable state laws in relation to the corporate practice of medicine and fee-splitting, regulatory authorities or other parties, including physicians, may assert that the company is engaged in the corporate practice of medicine or that the company’s contractual arrangements constitute fee-splitting or the corporate practice of medicine, in which case the company could be subject to civil and criminal penalties, its contracts could be found legally invalid and unenforceable, in whole or in part, or the company could be required to restructure its contractual arrangements.  There can be no assurance that this will not occur or, if it does, that the company would be able to restructure its contractual arrangements on favorable terms.

Anti-Kickback and Self-Referral Laws.

The healthcare industry is subject to extensive federal and state regulation with respect to financial relationships and “kickbacks” among health care providers, physician self-referral arrangements and other fraud and abuse issues.  Federal anti-kickback laws and regulations prohibit certain offers, payments or receipts of remuneration in return for (i) referring Medicaid or other government-sponsored health care program patients or patient care opportunities, or (ii) purchasing, leasing, ordering or arranging for or recommending any service or item for which payment may be made by a government-sponsored health care program.  In addition, federal physician self-referral legislation, known as the Stark law, prohibits a physician from ordering certain services reimbursable by Medicare or Medicaid from any entity with which the physician has a financial relationship.  These laws are broadly worded and have been broadly interpreted by courts, and potentially subject many business arrangements to government investigation and prosecution, which can be costly and time consuming.  Violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored health care programs and forfeiture of amounts collected in violation of such laws.  Some states also have similar anti-kickback and self-referral laws, imposing substantial penalties for violations.  If the company’s relationships with contractors, hospitals or physicians were claimed by federal or state authorities to violate these anti-kickback and self-referral laws and regulations, that could have an adverse effect on the company’s business and results of operations.

Healthcare Anti-Fraud Initiatives.

State and federal governments are devoting increased attention and resources to anti-fraud initiatives against healthcare providers.  Recent legislation expanded the penalties for heath care fraud, including broader provisions for the exclusion of providers from the Medicaid program.  Anti-fraud actions, however, could have an adverse effect on the company’s financial position and results of operations.

Privacy of Patient Health Information.

Numerous federal and state laws and regulations govern the collection, dissemination, use and confidentiality of patient-identifiable health information, including the federal Health Insurance Portability and Accountability Act of 1996 and related rules, or HIPAA.  As part of medical record keeping, third party billing, research and other services, healthcare providers collect and maintain patient-identifiable health information.  New health information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which the company must handle health care related data, and the cost of complying with these standards could be significant.  If the company does not properly comply with existing or new laws and regulations related to patient health information it could be subject to criminal or civil sanctions.

Potential Environmental Liability.

The company’s business exposes it to the risk that harmful substances, if any, may escape into the environment and cause substantial damages or injuries.  The company’s operations may expose it to possible liability for investigation and clean-up costs under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), and comparable state laws.  The company is also exposed to possible liability under RCRA for violations of those requirements applicable to the generation, transportation, treatment, storage and disposal of hazardous wastes.  Under some of these environmental laws, it is also possible that the company could be exposed to environmental risks and liabilities resulting from the actions of its customers, even if the company was not at fault.  Finally, although the company’s use of hazardous substances in its own operations is quite small, the company also faces potential environmental liabilities under CERCLA, RCRA and comparable state laws relating to its uses of such materials.  The company could be materially and adversely affected by an uninsured or partially insured claim.

Product Liability and Malpractice Claims, and Insurance Coverage.

All significant medical treatments and procedures, including the company’s treatment protocols, involve the risk of serious injury or death.  The company’s business entails an inherent risk of claims of medical malpractice, which are subject to the attendant risk of substantial damage awards.  A significant source of potential liability is negligence or alleged negligence by physicians.  In addition, our contracts may require the company to indemnify physicians, hospitals or their affiliates for losses resulting from claims of negligence.  The company will attempt to obtain professional liability insurance in accordance with standard industry practice, with  appropriate coverage based on the nature and risks of its business.  There can be no assurance that it can obtain adequate coverage at acceptable costs and on favorable terms.  There can be no assurance that a future claim or claims will not be successful or if successful will not exceed the limits of available insurance coverage.

Insurance carriers are currently reluctant to provide product liability insurance for bio-technology products due to the limited claims history for such products.  The company may be unable to secure product liability insurance, or be unable to secure such insurance except on terms unacceptable to the company.  In the event of major product liability litigation or a major award against the company during a time when the company has no available insurance, the company may sustain significant losses.  In addition, based upon current insurance markets, liability insurance will be more difficult to obtain and premiums will increase over time.

Need for Market Acceptance.

There can be no assurance that the company’s efforts or the efforts of others will be successful in fostering acceptance of the company’s technologies among the targeted markets.  Although there are certain expectations with respect to the projected results of promotion activities, particular promotions may not reach anticipated levels of success.  If early marketing and promotion is not successful, the likelihood of the company expending all of its funds prior to the company reaching a level of profitability will be increased.

In addition, the bio-technology industry has been characterized by the frequent introduction of new processes and products.  Accordingly, the company may be adversely affected by the new processes and technology developed by its competitors.

Patient Referrals

The company will compete with many types of addiction treatment providers, many of which are more established and better funded than the company.  The products the company seeks to develop are dependent upon referrals of patients for treatment by physicians.  There is no requirement for these physicians to refer their patients, and they are free to refer patients to any other addiction treatment service, program or facility.  The inability to generate physician referrals or the loss of key referring physicians could have a material adverse effect on operations and could adversely affect our revenues and earnings.  In addition, if hospitals do not generate sufficient patient volume and revenue they may not be willing to carry or continue to offer the company’s products and services.

Competition

The healthcare, medical, drug and bio-technology businesses in general, and the addiction treatment business in particular, are highly competitive.  The company and its products will be competing with various other manufacturers and service providers with existing technological support and acceptance in the same markets the company will target.  Many of these other products and services are well established, have substantial sales volume, and are provided and marketed by companies with much greater financial resources, facilities, organization and experience than the company.

Ownership and Registration of Proprietary Rights

The company has proprietary ownership, or assigned or licensed rights in intellectual property which are capable of protection under federal copyright and patent laws, and under state laws regarding trade secrets.  In respect of certain of these rights, the company may need to secure assignments of rights from independent contractors and third parties to consolidate the claims of the company.  Although the company believes it has taken appropriate legal measures, there is no guarantee that the company has secured, or will secure, the necessary assignments to consolidate its claims.  Failure to do so may result in the retention of certain ownership rights by third parties in and to the intellectual property upon which the company’s business is based.

Although the company and its affiliates have applied for patents on some of its products, in the future it may decide not to secure federal registration of certain copyrights, trademarks or patents to which it may be entitled.  Failure to do so, in the case of copyrights and trademarks, may reduce the access of the company to the courts, and to certain remedies of statutory damages and attorneys’ fees, to which it may be entitled in the event of a violation of  the company’s proprietary and intellectual rights by third parties.  Similarly, the failure to seek registration of any patents to which the company may be entitled may result in loss of patent protection should a third party copy the patentable equipment, technology, or process.  Finally, to the extent that the company utilizes processes, technology, or equipment which it is treating as trade secrets under state laws, the company must implement appropriate levels of security for said trade secrets to secure the protections of such laws.  There is no guarantee that the company has implemented, or will implement, such levels of security for said trade secrets.  The loss of any proprietary rights which are protectable under any of the foregoing intellectual property safeguards may result in the loss of a competitive advantage over present or potential competitors, with a resulting decrease in the profitability for the company.  There is no guarantee that such a loss of competitive advantage could be remedied or overcome by the company at a price which the company would be willing or able to pay.

Patents and Intellectual Property.

The company considers patent protection of its technology to be critical to its business prospects.  There can be no assurance that the pending patent applications filed and/or licensed by the company will issue as patents, that any issued patents will provide the company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent owned by the company or, if instituted, that such challenges will not be successful and the company’s patents invalidated.  The cost of litigation to uphold the validity and prevent infringement of patents can be substantial.  Furthermore, there can be no assurance that others will not independently develop similar or more advanced technologies, design around aspects of the company’s technology or duplicate the company’s trade secrets.  Maintaining and prosecuting a patent portfolio might require funds that may not be available.

To the extent the company utilizes processes, technology or equipment that constitute trade secrets under state laws, the company must implement appropriate levels of security for those trade secrets to secure the protection of such laws.  There can be no assurance that the company has implemented, or will implement, the required levels of security for its trade secrets.  In respect of certain of its proprietary rights, the company may need to secure assignments of rights from independent contractors and third parties to perfect the rights of the company.  There is no assurance that the company has secured, or will secure, the necessary assignments to perfect its rights.  Failure to do so may result in the retention of certain ownership rights by third parties in, and to, the intellectual property upon which the company’s business is based.  Policing unauthorized use of the company’s technology is difficult, and the company may be unable to determine whether piracy of the company’s technology has occurred.  In addition, the laws of many foreign countries do not protect proprietary rights as fully as the laws of the United States.

Any of the patents that have been or may be issued to the company will expire twenty years after they are filed.  The loss of any proprietary rights which are protected or protectable under any of the foregoing intellectual property safeguards may result in the loss of a competitive advantage over present or potential competitors.

The future operations of the company may be subject to claims and potential litigation arising from alleged infringement of patents, trade secrets or copyrights owned by third parties. Within the bio-technology industry, established companies have actively pursued such infringement claims and have initiated claims and litigation that have made the entry of competitive products more difficult.  There can be no assurance that the company will not experience such claims or litigation initiated by existing, better-funded competitors.  Resisting such claims, litigation and court-ordered injunctions may prevent the company from bringing new products to market, and the resulting loss of revenues and expenses of litigation may substantially affect the ability of the company to meet its expenses and continue operations.

Infringement of Proprietary Rights

The future operations of the company may be subject to claims, and potential litigation, arising from alleged infringement of patents, trade secrets, or copyrights owned by other third parties.  The company intends to fully comply with the law in avoiding such alleged infringements.  However, within the medical, drug and bio-technology business, established companies have actively pursued such infringements, and have initiated such claims and litigation, which has made the entry of competitive products more difficult.  There can be no guarantee that the company will not experience such claims or litigation initiated by existing, better-funded competitors.  Court-ordered injunctions may prevent the company from bringing new products to market, and the resulting loss of revenues and expenses of litigation may substantially affect the ability of the company to meet its expenses and continue operations.

Control of the Company.

Reserva, LLC, which is controlled by the company’s Chairman & CEO, owns 13,740,000 shares of Hythiam DE’s common stock, representing a majority of the company’s outstanding common stock.  As a result, the company’s major shareholder will be able to elect all or many of the company’s directors and otherwise control through its stock ownership the business policies and operations of the company.

(c)           EXHIBITS.

Exhibit Number	Description

2.1	Asset Purchase Agreement among Alaska Freightways, Inc., Donald E. Nelson, Richard L. Strahl and Brady L. Strahl, dated September 29, 2003

2.2	Agreement and Plan of Merger among Alaska Freightways, Inc., Hythiam Acquisition Corporation, Hythiam, Inc., a New York corporation, and certain Stockholders, dated September 29, 2003

2.3	Agreement and Plan of Merger between Alaska Freightways, Inc. and Hythiam, Inc., a Delaware corporation, dated September 29, 2003

3.1	Certificate of Incorporation of Hythiam, Inc., a Delaware corporation, filed with the Secretary of State of Delaware on September 29, 2003

3.2	By-Laws of Hythiam, Inc., a Delaware corporation

99.1	2003 Stock Incentive Plan

99.2	Hythiam, Inc. Announcement dated September 29, 2003

ITEM 9.   REGULATION FD DISCLOSURE.

Hythiam, Inc. was formed for the purpose of researching, developing and marketing innovative treatment regimens for alcohol and drug addiction.

Conventional forms of addiction treatment and detoxification are typically conducted in medically supervised environments.  There are numerous inpatient and hospital-supervised outpatient programs.  Well-known examples are the Meadows, Betty Ford Center, Hazelden Foundation, Sierra Tucson, and Cottonwood.  Following the actual detoxification procedure, local clinics specializing in drug abuse treatment often administer or provide aftercare treatment.

Hythiam will establish new proprietary and patented or patent pending treatment regimens to combat alcohol and drug addiction by treating both the physiological and psychological components of the disease.  Hythiam’s methods will focus on rapid detoxification, neuron adaptation (the restoration of the physical characteristics of a neuron back to its original state) and aftercare treatments for alcohol, cocaine, crack cocaine, and opiate addictions, thereby allowing patients to concentrate on returning to a productive level of functioning.

Hythiam’s products will consist of its different proprietary and patent pending or patented treatment protocols as well as aftercare services methodology developed to ensure the long-term success of the addiction treatment technology.  The company will operate and generate revenues by charging a fee to healthcare facilities (hospitals, clinics, etc.) for permitting their attending physicians to use Hythiam’s proprietary protocols to treat patients, and for providing administrative management services to the facilities in connection with such treatments.  The administrative services provided by the company will include on-site liaison, marketing and sales support, data aggregation, registration, billing & collection, patient follow up, and provision of a national call center.

The company will not initially operate its own healthcare facilities, employ its own treating physicians or provide medical treatment directly to patients.  The licensed healthcare facilities that the company plans to contract with for patient treatment will own the facility license, and will control and be responsible for all clinical activities provided on their premises.

Patients will receive medical care in accordance with orders from the healthcare facilities’ attending physicians.  Each licensed physician will be responsible for exercising their own independent medical judgment in determining the specific application of the treatment protocols, and the appropriate course of care for each patient.

No employment or direct financial relationship is expected to exist between Hythiam and the attending physicians.  In the course of performing its administrative duties, the company may bill and collect funds from the patients on behalf of the healthcare facility, and disburse a portion of that money to the facility and to the attending physician for professional services rendered.

The company’s procedural medical treatment protocols include the use of prescription drugs for the treatment of chemical dependency and drug addiction.  These conditions are not named in the drugs’ official labeling, but the attending physicians will be permitted to prescribe these approved drugs for these non-approved or “off-label” uses in the independent practice of medicine.

Hythiam believes that the structure of its business and operations as outlined above will be in substantial compliance with applicable laws and regulations.  However, the healthcare industry is highly regulated, and the criteria are often vague and subject to change and interpretation by various state and federal regulatory authorities.  The success of the company is therefore speculative and involves a high degree of risk.

On September 29, 2003, Hythiam, Inc. issued a statement announcing the transactions described in Items 1 and 5 herein.  A copy of the announcement is attached hereto as Exhibit  99.2and incorporated herein by reference.

Forward-Looking Statements.

This filing contains forward-looking statements under the Private Securities Litigation Reform Act, which are based on the company’s current expectations and assumptions.  In some cases, forward-looking statements may be identified by forward-looking words like “will,” “should,” “intend,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” or similar words.  Forward-looking statements involve risks and uncertainties, which could cause actual outcomes and results to differ materially from expectations, including, without limitation, the risk factors described following the company’s pro forma financial information in Item 7(b) above.  Except as required by law, the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hythiam, Inc.

Dated: September 29, 2003	By:	/s/ Chuck Timpe
Chuck Timpe, Chief Financial Officer